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                                                              EX-99.B(d)(2)(iii)

                PEREGRINE SUB-ADVISORY AGREEMENT WITH FUNDS TRUST

                                   APPENDIX A

                              Diversified Bond Fund
                             Diversified Equity Fund
                           Diversified Small Cap Fund
                              Growth Balanced Fund
                               Growth Equity Fund
                            Large Company Growth Fund
                             Moderate Balanced Fund
                            Small Company Growth Fund
                            Small Company Value Fund
                        Strategic Growth Allocation Fund
                              Strategic Income Fund
                           Tactical Maturity Bond Fund

Approved by Board of Trustees: October 24, 2000, August 7, 2001, November 6, 2001, November 27, 2001 (to change the name of the Positive Return Bond Fund to Tactical Maturity Bond Fund), and December 23, 2001 (to change the name of the Aggressive Balanced-Equity Fund to the Strategic Growth Allocation Fund).

Most Recent Annual Approval Date: August 5, 2003.


                                              WELLS FARGO FUNDS MANAGEMENT, LLC

                                              By:        /s/ Andrew Owen
                                                 -------------------------------
                                                           Andrew Owen
                                                         Vice President


                                              PEREGRINE CAPITAL MANAGEMENT, INC.

                                              By:     /s/ Robert B. Mersky
                                                 -------------------------------
                                                        Robert B. Mersky
                                                            President